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                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Snowstate Restaurant Corporation and Affiliate:

We consent to the inclusion of our report dated February 7, 1997 with respect to the Statement of Revenues and Direct Operating Expenses Applicable to the Six Chili's Restaurant Properties Acquired by U.S. Restaurant Properties Master L.P. for the year ended December 27, 1995, which report appears in the Form 8-K of U.S. Restaurant Properties Master L.P. dated February 11, 1997.


                                            /s/ KPMG PEAT MARWICK LLP


Dallas, Texas
February 11, 1997